EXHIBIT 23.3

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         We hereby consent to the incorporation by reference in the registration statement on Form S-3 of The Singing Machine Company, Inc of our report dated May 18, 2001, with respect to the consolidated financial statements of The Singing Machine Company, Inc. and subsidiary, for the year ended March 31, 2001. We also consent to the reference to us under the heading "Experts" in such registration statement.



/s/ SALBERG & COMPANY, P.A.
Boca Raton, Florida
September 24,2001